As filed with the Securities and Exchange Commission on December 27, 2023

Registration No. 333-276213

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 1

TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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XBP Europe Holdings, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	7389	85-2002883
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2701 East Grauwyler Road
Irving, Texas 75061
Telephone: (844) 935-2832
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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Andrej Jonovic
Chief Executive Officer
2701 East Grauwyler Road
Irving, Texas 75061
Telephone: (844) 935-2832
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

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Copies to:

Robert J. Endicott, Esq.
Bryan Cave Leighton Paisner LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
(314) 259-2000

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1 (File No. 333-276213) (the “Registration Statement”) is filed solely to amend Item 16(a) of Part II thereof and to file certain exhibits thereto. The remainder of the Registration Statement, including the prospectus that forms a part of the Registration Statement, is unchanged and has therefore been omitted. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit No.	Description
2.1†

Merger Agreement, dated as of October 9, 2022, by and among CF VIII, Merger Sub, XBP Europe and BTC International (incorporated by reference to Exhibit 2.1 to CF VIII’s Form 8-K, filed with the SEC on October 11, 2022).

3.1

Second Amended and Restated Certificate of Incorporation of the Company dated November 29, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

3.6	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).
4.1	Form of Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to CF VIII’s Form S-1/A, filed with the SEC on March 10, 2021).
4.2

Warrant Agreement, dated March 11, 2021, by and between CF VIII and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to CF VIII’s Form 8-K, filed with the SEC on March 17, 2021).

5.1*	Opinion of Bryan Cave Leighton Paisner LLP as to the validity of the Common Stock and Warrants registered.
10.1

Lock-Up Agreement, dated as of October 9, 2022, by and among CF VIII, Merger Sub, XBP Europe and the Parent (incorporated by reference to Exhibit 10.3 to CF VIII’s Form 8-K, filed with the SEC on October 11, 2022).

10.2

Waiver, dated as of September 28, 2023, by and between XBP Europe, BTC International, CF VIII, and CF&Co. (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

10.3

Amended and Restated Registration Rights Agreement, dated as of November 29, 2023, by and among CF VIII, Sponsor, Existing Holders, and New Holders (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

10.4

Services Agreement, dated as of November 29, 2023, by and among XBP Europe and Exela Technologies BPA (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

10.5

Exela Technologies, Inc. and Subsidiary Companies Intercompany Income Tax Allocation agreement, dated as of November 29, 2023, by and among Exela, CF VIII, and XBP Europe (incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

10.6	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 to CF VIII’s Form S-1/A, filed with the SEC on March 10, 2021).
10.7	Approval Rights Agreement, dated as of July 13, 2023, by and between CF VIII and the Sponsor (incorporated by reference to Exhibit 10.20 to CF VIII’s Form S-1, filed with the SEC on August 14, 2023).
10.8	Approval Rights Agreement, dated as of July 13, 2023, by and between CF VIII and ETI-MNA LLC (incorporated by reference to Exhibit 10.21 to CF VIII’s Form S-1, filed with the SEC on August 14, 2023).
16.1

Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated December 20, 2023 (incorporated by referenced to Exhibit 16.1 to the Company’s Form 8-K, filed with the SEC on December 21, 2023.

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).
23.1**	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of CF VIII.
23.2**	Consent of UHY LLP, independent registered public accounting firm of XBP Europe.

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Exhibit No.	Description
23.3*	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page of this Registration Statement).
101.INS**	XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107**	Filing Fee Table

____________

*        Filed herewith.

**      Previously Filed

†        Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on December 27, 2023.

XBP Europe Holdings, Inc.
By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Andrej Jonovic	Director and Chief Executive Officer	December 27, 2023
Andrej Jonovic	(Principal Executive Officer)
/s/ Dejan Avramovic	Chief Financial Officer	December 27, 2023
Dejan Avramovic	(Principal Financial and Accounting Officer)
*	Executive Chairman	December 27, 2023
Par Chadha
*	Director	December 27, 2023
Martin P. Akins
*	Director	December 27, 2023
J. Coley Clark
*	Director	December 27, 2023
James G. Reynolds
* By:	/s/ Dejan Avramovic
Dejan Avramovic
Attorney-in-Fact

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